As filed with the Commission on July 17, 1997 File No. 33-_____

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              ----------

                    FORM S-8 REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933

                              ----------

                            EMC CORPORATION
        (Exact name of registrant as specified in its charter)


         Massachusetts                                    04-2680009
  (State or other jurisdiction of                         (IRS Employer
   incorporation or organization)                    Identification No.)

                           171 South Street
                    Hopkinton, Massachusetts 01748
     (Address of principal executive offices, including zip code)

                EMC CORPORATION 1993 STOCK OPTION PLAN
                       (Full title of the plan)

                         Paul T. Dacier, Esq.
                  Vice President and General Counsel
                            EMC Corporation
                           171 South Street
                          Hopkinton, MA 01748
                            (508) 435-1000
       (Name, address and telephone number of agent for service)

                    CALCULATION OF REGISTRATION FEE

Title of       Amount to      Proposed      Proposed         Amount of
Securities     be             maximum       maximum          registration
to be          registered     offering      aggregate        fee
registered     price per      offering
               share(1)       price(1)
Common         6,000,000
Stock,         shares(2)      $45.19        $271,125,000.00  $82,159.00(3)
$0.01 par
value

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of EMC Corporation Common Stock, $0.01 par value, reported on The New York Stock Exchange on July 14, 1997.

     (2) This registration statement also relates to 7,176,717 shares of Common Stock previously registered and remaining unissued under Registration Statement on Form S-8, File No. 33-63665, which (as indicated below) is incorporated by reference herein.

     (3) In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

                                PART II


     EMC Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statements on Form S-8, File Nos. 33-71598 and 33-63665.

Item 8.        Exhibits.

Exhibit                                                Page

4.1     EMC Corporation 1993 Stock Option Plan, as      7
        amended to date.
5.1     Opinion of Counsel.                             16
24.1    Consent of Coopers & Lybrand L.L.P.             17
24.2    Consent of Counsel (contained in the opinion
        filed as Exhibit 5.1                            16
        to this registration statement).

25.1    Powers of Attorney (included in Part II of this
        registration statement under the caption
        "Signatures").                                   4

                              SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Hopkinton, Massachusetts, on July 17, 1997.

                                           EMC CORPORATION

                                           By:  /s/William J. Teuber. Jr.
                                                William J. Teuber, Jr.
                                                Vice President and Chief
                                                Financial Officer
                                                (Principal Accounting Officer)


     Each person whose signature appears below constitutes and appoints Michael C. Ruettgers, Colin G. Patteson and Paul T. Dacier, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 to be filed by EMC Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities shown on the date indicated below.

Signature                      Capacity                      Date

/s/ Richard J. Egan            Chairman of the Board         July 1, 1997
Richard J. Egan                (Principal Executive Officer)
                               and Director


/s/ Michael C. Ruettgers       President and Chief           July 17, 1997
Michael C. Ruettgers           Executive Officer and
                               Director

/s/ Colin G. Patteson          Senior Vice President,       July 17, 1997
Colin G. Patteson              Chief Administrative Officer
                               and Treasurer
                               (Principal Financial Officer)


/s/ William J. Teuber, Jr.     Vice President and           July 17, 1997
William J. Teuber, Jr.         Chief Financial Officer
                               (Principal Accounting Officer)


/s/ John R. Egan               Executive Vice President    June 30, 1997
John R. Egan                   Products and Offerings and
                               Director


/s/ Michael J. Cronin          Director                    July 17, 1997
Michael J. Cronin


/s/ John F. Cunningham         Director                    July 17, 1997
John F. Cunningham


/s/ Maureen E. Egan            Director                    July 1, 1997
Maureen E. Egan


/s/ W. Paul Fitzgerald         Director                    July 17, 1997
W. Paul Fitzgerald


/s/ Joseph F. Oliveri          Director                    July 1, 1997
Joseph F. Oliveri

                             EXHIBIT INDEX


Exhibit
Number    Title of Exhibit                             Page

4.1       EMC Corporation 1993 Stock Option Plan,       7
          as amended to date.

5.1       Opinion of Counsel.                           16

24.1      Consent of Coopers & Lybrand L.L.P.           17

24.2      Consent of Counsel (contained in the opinion
          filed as Exhibit 5 to this registration
          statement).                                   16

25.1      Powers of Attorney (included in Part II of
          this registration statement under the caption
          "Signatures").                                 4